Exhibit 1.1
18,000,000 Shares
Old National Bancorp
Common Stock
no par value
Underwriting Agreement
(the “Agreement”)
September 22, 2009
Sandler O’Neill & Partners, L.P.,
as Representative of the several Underwriters
named in Schedule I to this Agreement
919 Third Avenue
6th Floor
New York, New York 10022
Ladies and Gentlemen:
     Old National Bancorp, an Indiana corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) and each of the other underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Sandler O’Neill is acting as representative (in such capacity, the “Representative”) with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 18,000,000 shares of Common Stock, no par value, of the Company (the “Stock”), as set forth in Schedule I hereto (the “Firm Shares”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,700,000 additional shares of Stock (the “Optional Shares”) to cover over-allotments, if any (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2(b) hereof being collectively called the “Shares”).

     The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (No. 333-151499), including the related base prospectus, covering the registration of certain classes of securities of the Company (including the Shares) under the Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations. Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is referred to herein as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the confirmations of sales of the Shares, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act prior to the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, at or after the execution of this Agreement.
     1. (a) The Company represents and warrants to each Underwriter, as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the First Time of Delivery referred to in Section 4(a) hereof and each Additional Time of Delivery (if any) referred to in Section 4(a) hereof that:
               (i) The Company meets the requirements for the use of Form S-3 for registration under the Act. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective under the Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company. No order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus (as defined below) or the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any state or other jurisdiction or regulatory body. The Company has fully complied with any request on the part of the Commission or any state or other jurisdiction’s regulatory body for additional information.
     At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Shares pursuant to Rule 430B(f)(2), at the First Time of Delivery and at each Additional Time of Delivery (if any), each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus and any such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued, at the First Time of Delivery or at any Additional Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Securities was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the Applicable Time, each Issuer-Represented Free Writing Prospectus (as defined below) identified on Schedule II, the Statutory Prospectus (as defined below) and the information agreed to in writing by the Company and the Underwriters as the information to be conveyed orally by the Underwriters to purchasers of the Shares at the Applicable Time as set forth on Schedule III, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, made in reliance upon and in conformity with the information specified in Section 8(a) hereof that will be furnished to the Company in writing by the Representative on behalf of the Underwriters expressly for use therein.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 6:30 p.m. (New York City time) on September 22, 2009 or such other time as agreed by the Company and the Representative.
     “Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Shares immediately prior to that time, including the documents incorporated or deemed to be incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).
     “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the 1933 Act Regulations, whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the 1933 Act Regulations because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.
     Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the public offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in Section 5(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified;
               (ii) (A) At the date of the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405; and (AA) at the original effectiveness of the Registration Statement, (BB) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(g)(2) of the 1933 Act Regulations) of the Shares and (CC) as of the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (CC)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;
               (iii) The documents which are incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or from which information is so incorporated by reference (the “Exchange Act Reports”), when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, at the original effectiveness of the Registration Statement, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Shares, at the First Time of Delivery and at each Additional Time of Delivery (if any) (as defined below), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (iv) The financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries, as of and at the dates indicated and the results of their operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified; such financial statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required under the Act, the 1933 Act Regulations, the Exchange Act or the 1934 Act Regulations to be included in the Registration Statement, the General Disclosure Package or the Prospectus; the selected financial data and the summary financial information included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information therein and have been compiled on a basis consistent with that of the audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. Except as included therein, no historical or pro-forma financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act, the 1933 Act Regulations, the Exchange Act or the 1934 Act Regulations. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the rules and regulations promulgated by the Commission thereunder and Item 10 of Regulation S-K under the Act;
               (v) Crowe Horwath LLP, the independent registered public accounting firm that certified the financial statements and supporting schedules included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Act, the 1933 Act Regulations, the Exchange Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States), and such accountant is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission in respect of the Company; Crowe Horwath LLP has audited the Company’s internal control over financial reporting;
               (vi) The statistical and market related data contained, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General

Disclosure Package or the Prospectus are based on or derived from sources which the Company believes are reliable and accurate;
               (vii) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws;
               (viii) Since the date of the latest audited financial statements included, incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) there has not been any material change in the capital stock, other equity interests or long-term debt of the Company or any of its subsidiaries, (C) there has not been any material adverse change, or any development that may cause a prospective material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, current or future consolidated financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and there has been no effect with respect to the Company and its subsidiaries considered as one enterprise, which would prevent, or be reasonably likely to prevent, the Company from consummating the transaction contemplated by this Agreement (any event described in this clause C, a “Material Adverse Effect”), (D) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (E) except for the quarterly dividend on the Common Stock of $0.07 per share announced on July 27, 2009, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
               (ix) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. Such property is valued on the books of the Company and its subsidiaries in accordance with GAAP;
               (x) The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”) with respect to Old National Bank (the “Bank”) and has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Company has paid any franchise taxes, fees or other similar payments required to be paid to the State of Indiana in connection with, or resulting from, its incorporation in the State of Indiana, and any charters, bylaws, organizational or similar documents required to be filed with the Indiana Secretary of State in connection with, or resulting from, its incorporation in the State of Indiana have been so filed; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect;
               (xi) Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company, trust company, statutory business trust or bank in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, singly or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries; the Company owns, directly or through subsidiaries, the issued and outstanding capital stock of each subsidiary of the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; none of the outstanding shares of capital stock or other equity interest of any subsidiary was issued in violation of the preemptive or similar rights of any security holder or equity holder of such subsidiary; the activities of the subsidiaries of the Bank are permitted to subsidiaries of a national banking association; and the deposit accounts of the Bank are insured to the fullest extent permitted by law and the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened;

               (xii) The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws; none of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; the description of the Company’s Shareholder Rights Plan, and stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;
               (xiii) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and the issuance of the Shares is not subject to any preemptive right, co-sale right, right of first refusal or other similar right arising under applicable law, under the charter or bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party or otherwise. The Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Shares will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Shares complies with all applicable legal requirements, requirements of the Company’s Amended and Restated Certificate of Incorporation, dated as of December 10, 2008 (with respect to the Company, the “charter”), and the Amended and Restated Bylaws of the Company, effective as of July 23, 2009 (with respect to the Company, the “bylaws”), and requirements of the New York Stock Exchange (the “NYSE”);
               (xiv) (A) Except for certain options outstanding in connection with employee benefit plans which have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register for resale any securities of the Company owned or to be owned by such person;
               (xv) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the use of proceeds from the sale of the Shares as described therein) have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment

Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority, government or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations, except, with respect to clause (i), for those conflicts, breaches, violations, defaults, liens, charges, encumbrances or Repayment Events that would not, singly or in the aggregate, result in a Material Adverse Effect; and no filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required under the securities or Blue Sky laws of the various states and other jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;
               (xvi) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect;
               (xvii) The statements set forth in the preliminary prospectus and the Prospectus under the captions “Capitalization,” “Dividend Policy,” “Description of Capital Stock,” “Risk Factors—Risks Related to this Offering—We may not be able to pay dividends on our common stock in the future in accordance with past practice,” “Risk Factors—Risks Related to this Offering—If we defer payments of interest on our outstanding junior subordinated debt securities or if certain defaults relating to those debt securities occur, we will be prohibited from declaring or paying dividends or distributions on, and from making liquidation payments with respect to, our common stock,” “Risk Factors—Risks Related to this Offering—Anti-takeover provisions could negatively impact our shareholders,” insofar as such statements contain descriptions of laws, rules or regulations, or insofar as they describe the terms of the securities or agreements or the Company’s charter or bylaws, are correct in all material respects, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and in the Company’s most recent Form 10-K and Form 10-Q under “Item 3. Legal Proceedings,” to the extent that they constitute matters of law, summaries of legal matters, the Company’s charter or bylaws or legal proceedings, or legal conclusions, the information in the Company’s most recent Form 10-K under “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter or bylaws or legal proceedings, or legal conclusions, are accurate and complete; the statements in the preliminary prospectus supplement and the Prospectus under the heading “Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock,” to the extent that they constitute summaries of federal law or regulation or legal conclusions fairly and accurately summarize the matters described under that heading in all material respects; the form of certificate used to evidence the Shares will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable legal requirements, requirements of the Company’s charter and bylaws and requirements of the NYSE;
               (xviii) The Company and its subsidiaries are conducting their respective businesses in compliance, in all material respects, with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “FRB”), the Office of the Comptroller of the Currency (the “OCC”), the FDIC and the Indiana Department of Insurance), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order;
               (xix) There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement, the preliminary prospectus, the General Disclosure Package or the Prospectus by the Act or the 1933 Act Regulations and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would be, singly or in the aggregate, reasonably expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement, the preliminary prospectus, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto by the Act or by the 1933 Act Regulations which have not been so described and filed;
               (xx) Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the

Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has failed to file with applicable Governmental Entities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be in such compliance would not, singly or in the aggregate, result in a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any Governmental Entity with respect to any such filings or submissions;
               (xxi) To the knowledge of the Company and its subsidiaries, no change in any law or regulation is pending that would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package and the Prospectus;
               (xxii) Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local, or foreign, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries;
               (xxiii) The Company and each of its subsidiaries owns or possesses adequate rights to use, or can acquire on reasonable terms ownership or rights to use, all material patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would not result in a Material Adverse Effect;
               (xxiv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus by the Act, the 1933 Act Regulations, the Exchange Act or the 1934 Act Regulations which has not been described as required;
               (xxv) The Company is not and, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
               (xxvi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;
               (xxvii) Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries or controlling person of the Company or its subsidiaries or any affiliate of the Company or its subsidiaries, has taken or will take, directly or indirectly, any action that has constituted or is designed to or that might be reasonably expected to result in a violation of Regulation M under the Exchange Act or to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares;
               (xxviii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
               (xxix) The Company and each of its subsidiaries maintains effective internal control over financial reporting (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
               (xxx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) of the 1934 Act Regulations), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls;
               (xxxi) Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement, decree or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the FDIC) or the supervision or regulation of the Company or any of its subsidiaries (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any such Governmental Entity that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect;
               (xxxii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below), is in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; with the exception of one “employee benefit plan” established and maintained by the Company for which the present value of accrued benefits exceeds the fair market value of assets by an amount not in excess of $5.9 million, there are no funded “employee benefit plans” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, for which the present value of vested accrued benefits under any such plan exceeds the fair market value of the assets of the plan; full payment of all amounts that are required under the terms of any “employee benefit plan” to be paid as contributions with respect to all periods prior to and including the last day of the most recent plan year of any such plan have been made and, to the extent applicable, the minimum funding standards of Section 412 of the Code have been met; none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;
               (xxxiii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied;
               (xxxiv) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriters, for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement;
               (xxxv) The Company and its consolidated subsidiaries and its other subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, all such tax returns are true, complete and correct and, except for those taxes that have been disputed by the Company in good faith, the Company and its consolidated subsidiaries and its other subsidiaries have paid all taxes required to be paid by any of them; the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(iv) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined;
               (xxxvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, may reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect;
               (xxxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable federal and state (and to the extent applicable, non-U.S.) anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970 (including amendments pursuant to the USA PATRIOT Act of 2001: Title III—International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001), and 18 U.S.C. Sections 1956 and 1957 (collectively, the “Money Laundering Laws”), and economic and trade sanctions (including any economic or trade sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”)), and, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any subsidiary with respect to the Money Laundering Laws or economic or trade sanctions is pending or, to the knowledge of the Company, threatened; neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any economic or trade sanctions administered by OFAC or included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) administered by OFAC; neither the Company nor any of its subsidiaries will knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any economic or trade sanctions administered by OFAC or included on the SDN List; the Company and its subsidiaries have an anti-money laundering program in place that is reasonably designed to comply with Section 352 of the USA PATRIOT Act of 2001, 31 CFR 103.120, 12 CFR 326.8, FINRA’s NASD Rule 3011 and NYSE Rule 445, and that such anti-money laundering program includes: (i) anti-money laundering policies, procedures and controls to ensure compliance with applicable Money Laundering Laws, including customer identification, due diligence and, where appropriate, enhanced due diligence policies and procedures; (ii) a designated anti-money laundering compliance officer; (iii) procedures to identify and report suspicious activity to government authorities in accordance with applicable law; (iv) training to all appropriate employees on applicable Money Laundering Laws and the Company and its subsidiaries’ anti-money laundering policies and procedures; and (v) independent testing for compliance with applicable Money Laundering Laws;
               (xxxviii) Each subsidiary of the Company which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary”) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; no Insurance Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Insurance Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business; and each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, except where the failure to be in compliance with such requirements would not, singly or in the aggregate, have a Material Adverse Effect, and has filed all notices, reports, documents or other information required to be filed thereunder, except where such failure to file would not have, singly or in the aggregate, a Material Adverse Effect;
               (xxxix) [RESERVED]
               (xl) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares;
               (xli) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder;
               (xlii) Neither the Company not any of its subsidiaries or other affiliates has distributed and, prior to the later to occur of (i) the expiration of the option described in Section 2(b) hereof and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the Act or the 1933 Act Regulations and approved by the Underwriters;
               (xliii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
               (xliv) Each of the Company’s executive officers and directors, in each case as listed on Schedule IV hereto, has executed and delivered a lock-up agreement substantially in the form of Exhibit A;
               (xlv) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1);
               (xlvi) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder;
               (xlvii) All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects; and
               (xlviii) The issuance, sale and delivery of the Shares do not require any approval of the Company’s shareholders pursuant to Section 312.03 of the NYSE Listed Company Manual or any other approval of the Company’s shareholders.
          (b) [RESERVED]
          (c) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.
     2. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $9.50, the number of Firm Shares as set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. The Company understands that the Underwriters propose to make a public offering of the Shares at the initial price per share to the public of $10.00.
          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to each of the Underwriters, severally and not jointly, to purchase up to an additional 2,700,000 Optional Shares, at the purchase price per share of $9.50, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised in whole or in part from time to time for the sole purpose of covering sales of shares in excess of the number of Firm Shares upon written notice from the Representative to the

Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased, the number of Optional Shares to be purchased by each Underwriter and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice. If the option is exercised as to all or any portion of the Optional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Optional Shares then being purchased which the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
     3. Upon the authorization by the Company of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representative at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to a Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on September 28, 2009 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to any Optional Shares, 10:00 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called an “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Representative pursuant to Section 7(m) hereof, will be delivered at the New York offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York

Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday or Friday, which is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus, or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (in each case, including any document incorporated by reference or deemed to be incorporated by reference therein) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
          (b) The Company will comply with the Act, the 1933 Act Regulations, the Exchange Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement. If, at any time when a prospectus relating to the Shares is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”) would be required to be delivered) under the Act, any event or development occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Statutory Prospectus or the Prospectus to comply with the Act or the 1933 Act Regulations or to file a new registration statement relating to the Shares, the Company promptly will (1) notify the Representative of any such event or development, (2) prepare and file with the Commission, subject to Section 5(a) hereof, such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented General Disclosure Package or Prospectus to the Underwriters in such quantities as they may reasonably request. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares), any preliminary prospectus, the Statutory Prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof;
          (c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer-Represented Free Writing Prospectuses, if any, identified on Schedule II hereto. Each of the Issuer-Represented Free Writing Prospectuses, if any, identified on Schedule II hereto and free writing prospectuses consented to by the Company and the Representative is referred to herein as an “Issuer-Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer-Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Shares or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Shares or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus;
          (d) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act or the 1933 Act Regulations, to notify the Representative and upon its request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
          (f) To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158);
          (g) During the period beginning on and including the date of this Agreement and continuing through and including the date that is 90 days after the date of this Agreement, not to, and not to allow any of the individuals listed on Schedule IV hereto to, directly or indirectly, offer, sell, pledge, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the Act in respect of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of the Representative; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Stock issued or options to purchase Stock granted pursuant to existing employee benefit plans of the Company or (D) any shares of Stock issued by the Company in connection with an acquisition by or merger of the Company;
          (h) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (i) During a period of five years from the date of this Agreement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);
          (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;
          (k) To use its best efforts to list for quotation the Shares on the NYSE;
          (l) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Agreement, the Company shall not, without the prior written consent of the Underwriters, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall not prohibit such liens or other encumbrances granted in connection with advances, guaranties or loans by a Federal Home Loan Bank or by any other governmental entity or government-sponsored entity under any other federal programs;
          (m) Until completion of the distribution of the Shares, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the 1934 Act Regulations; and
          (n) That unless it obtains the prior consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer-Represented Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including where and when required timely filing with the Commission, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     6. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Prospectus and any Permitted Free Writing Prospectus, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company (but not including, for the avoidance of doubt, any marketing, syndication and travel expenses of the Underwriters); (ix) such other fees and expenses incurred by the Underwriters on behalf of the Company in connection with the transactions contemplated herein (other than, and subject to clause (v) of this Section 6, fees and expenses of counsel for the Underwriters), and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. If the offering of the Shares is not consummated as contemplated hereby, the Company agrees to reimburse the Underwriters for their out-of-pocket expenses incurred in connection with it engagement, including, without limitation, fees and expenses of counsel for the Underwriters, and marketing, syndication and travel expenses.
     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) Each of the preliminary prospectus supplement, the Statutory Prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the applicable time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the Company’s knowledge threatened by the Commission; no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the

Commission or any other Governmental Entity; any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations shall have been received by the Company; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;
          (b) Sidley Austin LLP shall have furnished to the Underwriters such written opinion or opinions, dated each Time of Delivery, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely, as to the incorporation of the Company and all other matters covered by the law of the State of Indiana, upon the opinion of Krieg DeVault LLP, delivered pursuant to Section 7(d);
          (c) [RESERVED]
          (d) Krieg DeVault LLP, counsel to the Company, shall have furnished to the Underwriters their written opinion, dated each Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Exhibit B;
          (e) On the date of the Prospectus at a time prior to the execution of this Agreement, Crowe Horwath LLP shall have furnished to the Underwriters a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus;
          (f) At each Time of Delivery, Crowe Horwath LLP shall have delivered a letter, dated as of each Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the applicable Time of Delivery;
          (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

          (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the NASDAQ Stock Market or any setting of minimum or maximum prices for trading on either such exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by federal, New York or Indiana authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if any event specified in clauses (iv) or (v) makes it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Shares being delivered at the First Time of Delivery or, with respect to the Optional Shares, any Additional Time of Delivery, on the terms and in the manner contemplated in the Prospectus;
          (i) The Shares to be sold at each Time of Delivery shall have been approved for listing on the NYSE, subject only to official notice of issuance;
          (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each officer and director, in each case as listed on Schedule IV hereto of the Company, substantially in the form of Exhibit A;
          (k) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
          (l) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; and
          (m) The Company shall have furnished or caused to be furnished to the Underwriters at each Time of Delivery certificates of the Chief Executive Officer and Chief Financial Officer of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of each Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to each Time of Delivery, as to the matters set forth in subsection (a) of this Section and as to such other matters as the Underwriters may reasonably request.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to a Time of Delivery. If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied, because of any termination pursuant to Section 10(a) hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed offering of the Shares. In addition, such termination shall be subject to Section 6 hereof, and Sections 1, 8 and 9 hereof shall survive any such termination and remain in full force and effect.
     8. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any who controls any Underwriter, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, or any amendment or supplement thereto, are the share allowance, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”).
          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, or any amendment or supplement thereto, are the share allowance, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party, except and to the extent that the indemnifying party is materially prejudiced as a result thereof. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of any

Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ obligations in this Subsection (d) to contribute are several and not joint.
          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or the respective partners, directors, officers, employees and agents of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, and to each other person, if any, who controls (within the meaning of the Act) the Company or who is an affiliate of the Company.
     9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     10. (a) The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to a Time of Delivery if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheets included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, or (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; or (iii) a general moratorium on commercial banking activities declared by either federal, New York or Indiana authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.
          (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 9 hereof shall survive such termination and remain in full force and effect.

     11. If one or more of the Underwriters shall fail at the First Time of Delivery or an Additional Time of Delivery to purchase the Shares which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or one or more other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          (b) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Additional Time of Delivery which occurs after the First Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Shares to be purchased and sold on such Additional Time of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Additional Time of Delivery which is after the First Time of Delivery, which does not result in a termination of the obligation of the Underwriter to purchase and the Company to sell the relevant Optional Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone the First Time of Delivery or the relevant Additional Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.
     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, Attention: General Counsel (212) 466-7996, with a copy (which shall not constitute notice) to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Daniel M. Rossner, facsimile no. (212) 839-5599; and if to the Company shall be delivered or sent by mail or facsimile to Old National Bancorp, One Main Street, Evansville, Indiana 47708, Attention: Chief Legal Counsel, facsimile no. (812) 468-0399, with a copy (which shall not constitute notice) to Krieg DeVault LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204, Attention: Timothy M. Harden, facsimile no. (317) 636-1507. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and, to the extent provided in Sections 8 and 9 hereof, their respective partners, directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     16. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER

HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     18. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
[Signatures on Next Page]

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters and the Company.

Very truly yours, Old National Bancorp
By:	/s/ Robert G. Jones
Robert G. Jones
President and Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P. By: Sandler O’Neill & Partners Corp., the sole general partner
By:	/s/ Robert A. Kleinert
	Name:	Robert A. Kleinert
	Title:	An officer of the corporation

For itself and as Representative of the other Underwriters listed on Schedule I hereto.

Schedule I

Name of Underwriters	Number of Firm Shares

Sandler O’Neill & Partners, L.P.	10,800,000
Keefe, Bruyette & Woods, Inc.	3,600,000
SunTrust Robinson Humphrey, Inc	3,600,000

Schedule II
Issuer-Represented Free Writing Prospectus
Investor Presentation titled “Common Stock Offering” dated September 21, 2009, as filed with the Commission on September 21, 2009 pursuant to Rule 433 of the 1933 Act Regulations.

Schedule III

Total Firm Shares Offered:	18,000,000 shares of Stock

Option to Purchase Additional Shares:	2,700,000 shares of Stock

Initial Price to Public:	$10.00 per share

Price Per Share to be Paid by the Underwriters:	$9.50 per share, being an amount equal to the initial price to public set forth above less $0.50 per share; provided that the purchase price per share for any Optional Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.

Schedule IV
List of Executive Officers and Directors
Joseph D. Barnette, Jr.
Alan W. Braun
Larry E. Dunigan
Niel C. Ellerbrook
Andrew E. Goebel
Robert G. Jones
Phelps L. Lambert
Arthur H. McElwee, Jr.
Marjorie Z. Soyugenc
Kelly N. Stanley
Linda E. White
Barbara A. Murphy
Christopher A. Wolking
Caroline J. Ellspermann
Jeffrey L. Knight
Daryl D. Moore
Allen R. Mounts
Candice J. Rickard
James C. Ryan III
Joan M. Kissel

EXHIBIT A
          , 2009
Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, NY 10022
     Re: Proposed Public Offering by Old National Bancorp
     The undersigned, an executive officer and/or director of Old National Bancorp, an Indiana corporation, or one of its significant subsidiaries (the “Company”), understands that Sandler O’Neill & Partners, L.P. (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, no par value (the “Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during a period beginning on and including the date of the Underwriting Agreement, and continuing through and including the date that is 90 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise. If either (i) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event related to the Company. The Company shall promptly notify the Representative of any earnings releases, news or events that may give rise to an extension of the initial restricted period.
     Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Underwriter, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (v) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of the Underwriting Agreement, or (vi) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.
     This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
Signature:

Print Name:

EXHIBIT B
Form of Opinion of Krieg DeVault LLP, Counsel to the Company, to be Delivered
Pursuant to Section 7(d) of the Underwriting Agreement